EXHIBIT 32.1

MedImmune, Inc.
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of MedImmune, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

        The Company's Annual Report on Form 10-K for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID M. MOTT David M. Mott Chief Executive Officer, President and Vice Chairman March 9, 2004
/s/ LOTA S. ZOTH Lota S. Zoth Vice President and Controller, Acting Chief Financial Officer March 9, 2004

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

        This certification is being furnished to the Securities and Exchange Commission as Exhibit 32 to the Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and in accordance with Item 601(b)(32)(ii) of Regulation S-K. This certification is not being "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and is not and should not be deemed to be incorporated by reference into the Form 10-K or any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.